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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT dated as of January 1, 2000 by and between JAKKS Pacific, Inc., a Delaware corporation (the "Company"), and Joel M. Bennett ("Executive")

                             W I T N E S S E T H :

      WHEREAS, the Company desires to employ Executive on the terms and subject to the conditions hereinafter set forth, and Executive desires so to be employed;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Company and Executive agree as follows:

      1. Offices and Duties.

            (a) The Company hereby employs Executive during the Term (as hereinafter defined) to serve as the Company's Executive Vice President and Chief Financial Officer. As such, Executive shall have principal responsibility and authority (subject to the provisions of Section 1(c)) to administer all financial and accounting functions for the Company and its subsidiaries, including without limitation with respect to:

                  (i)   financial recordkeeping and reporting;

                  (ii)  interfacing with the Company's independent auditors;

                  (iii) preparation and interpretation of budgets, projections and other financial analyses;

                  (iv)  tax reporting and compliance;

                  (v)   cash management; and

                  (vi) reporting to and advising the Company's Board of Directors and executive management on financial, accounting, tax and compensation matters.

Within the scope of such functions and duties, Executive shall perform such administrative and supervisory services on behalf of the Company as the Company's Board of Directors or a Superior Officer (as hereinafter defined) may from time to time reasonably direct. The Company's Board of Directors or a Superior Officer may appoint or designate Executive to serve in such other corporate offices of the Company or a Subsidiary (as hereinafter defined) as they may from time to time deem necessary, proper or advisable; provided that, without his consent (which shall not be unreasonably withheld), Executive shall not be required to occupy or serve in any office which (i) is
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not reasonably related to his functions and duties as Chief Financial Officer and (ii) involves other substantial duties or liabilities.

            (b) Executive shall devote substantially all of his business time and attention to the business and affairs of the Company.

            (c) Executive shall at all times be subject to the direction and control of the Company's Board of Directors and the Superior Officers and observe and comply with such rules, regulations, policies and practices as the Company's Board of Directors or the Superior Officers may from time to time establish.

            (d) Executive hereby accepts such employment and agrees that throughout the Term he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, perform the duties assigned to him or incidental to the offices assumed by him pursuant to this Section.

      2. Term. The employment of Executive hereunder shall commence on the date hereof and continue for a term ending on December 31, 2003, subject to earlier termination upon the terms and conditions provided elsewhere herein (the "Term"). As used herein, "Termination Date" means the last day of the Term.

      3. Compensation.

            (a) As compensation for his services hereunder, the Company shall pay to Executive during the Term:

                  (i) a base salary for 2000 at the rate of $225,000 per annum and for each subsequent year during the Term at a rate to be determined by the Company's Board of Directors (or Compensation Committee) that is not less than the rate for the immediately preceding year (the "Base Salary"), such Base Salary to be paid in substantially equal installments no less often than twice monthly;

                  (ii) a bonus (the "Bonus") in respect of each Bonus Period (as hereinafter defined), payable within 90 days after the end of such Bonus Period, in an amount equal to the greater of (A) $75,000 and (B) the product of (I) the lesser of (1) the Bonus Factor (as hereinafter defined) for such Bonus Period) and (2) 1 and (II) the Base Salary for such Bonus Period; and

                  (iii) such additional incentive or bonus compensation as the
                        Company's Board of Directors may from time to time determine.

            (b) For the purposes of Section 3(a)(ii):
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                  (i)   A "Bonus Period" is a fiscal year of the Company ending
                        during the Term or, if the Term ends on a day other than the last day of a fiscal year of the Company, the portion of such fiscal year ending on the last day of the last full month ending during the Term.

                  (ii) The "Bonus Factor" for any Bonus Period is (A) if the Pre-Tax Income (as hereinafter defined) for such Bonus Period exceeds the Pre-Tax Income for the immediately preceding Bonus Period, the quotient obtained by dividing the (I) amount of such excess by (II) the Pre-Tax Income for the immediately preceding Bonus Period, or (B) if the Pre-Tax Income for such Bonus Period is equal to or less than the Pre-Tax Income for the immediately preceding Bonus Period, 0.

                  (iii) The "Pre-Tax Income" for any Bonus Period is the
                        Company's consolidated income before any deduction or reserve for income taxes and without adjustment for any extraordinary item accrued in such Bonus Period, multiplied, if the duration of such Bonus Period is not 12 calendar months, by a fraction the numerator of which is 365 and the denominator of which is the number of days included in such Bonus Period.

The determination of the Pre-Tax Income, the Bonus Factor and the Bonus for any Bonus Period, including all estimates, allocations or prorations required to be made in connection therewith, shall be made by the Company's regularly-engaged independent certified public accountants in accordance with generally accepted accounting principles applied on a basis consistent with past periods, which determination, absent manifest error, shall be conclusive and binding upon the Company and Executive. If any adjustment that affects the determination of the Bonus for any Bonus Period is made after the payment of the Bonus for such Bonus Period, the Company shall promptly give written notice to Executive of any change proposed to be made to such Bonus, setting forth in reasonable detail therein the amount of and basis for such change. If such change involves an increase to such Bonus, the Company shall pay such increase to Executive concurrently with the delivery of such notice, and if such change involves a decrease to such Bonus, Executive shall repay the amount of such decrease to the Company promptly, and in any event, within 60 days after receipt of such notice.

            (c) If the Company's stockholders approve the 2000 amendment to the Company's Amended and Restated 1995 Stock Option Plan, as amended (the "Plan"), at the 2000 annual meeting of the Company's stockholders (the "Annual Meeting"), so that such amendment shall thereupon become effective and the number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"),
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subject to the Plan shall be increased in accordance with such amendment, the
Company shall grant to Employee on the date of the Annual Meeting an option under the Plan to purchase 96,000 shares of Common Stock, which option shall incorporate the terms and conditions and be substantially in the form of Exhibit A hereto. If the 2000 Amendment to the Plan does not become effective on or before June 30, 2000, because the Company's stockholders fail to approve such amendment at the Annual Meeting or otherwise, the Company shall grant to Executive on June 30, 2000 an option having the same rights and subject to the same terms and conditions as would appertain to an option granted under the Plan described in the preceding sentence (other than any rights, terms or conditions which could not apply to such option under applicable law).

            (d) In addition to his Base Salary and other compensation provided herein, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit-sharing, pension, retirement, insurance, medical service or other employee benefit plan generally available to the executive officers of the Company, and to receive any other benefits or perquisites generally available to the executive officers of the Company pursuant to any employment policy or practice, which may be in effect from time to time during the Term. Except as otherwise expressly provided herein, the Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice.

            (e) During the Term, Executive shall not be entitled to additional compensation for serving as a director or officer of the Company or any Subsidiary (other than Executive Vice President or Chief Financial Officer of the Company), if such service is reasonably related to his duties and functions as the Company's Chief Financial Officer and does not involve any other substantial duties or liabilities, except that throughout any period or periods during which he shall serve as a director of the Company or such Subsidiary, Executive shall be entitled to directors' fees in accordance with the policies and practices of the Company or such Subsidiary then in effect.

      4. Expense Allowance.

            (a) The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of itemized expense reports, receipts or vouchers in accordance with its then customary policies and practices.

            (b) The Company shall provide to Executive a suitable automobile or other vehicle for his exclusive use and shall pay the entire cost thereof (including without limitation purchase price or lease payments, insurance premiums, repair charges, and maintenance and operating expenses), other than fuel charges, or shall pay to executive a monthly automobile allowance in the amount of $600.
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      5. Location. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder, Executive shall not be required to perform his services hereunder at any location other than the Company's principal executive office.

      6. Office. The Company shall provide Executive with suitable office space, furnishings and equipment, secretarial and clerical services and such other facilities and office support as are reasonably necessary for the performance of his services hereunder.

      7. Vacation. Executive shall be entitled to four weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company. Vacation time shall be cumulative from year to year, except that Executive shall not be entitled to take more than six weeks vacation during any consecutive 12-month period during the Term.

      8. Key-Man Insurance. The Company shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Company in such amounts as the Company may determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or appropriate.

      9. Trade Secrets. Executive shall hold all Confidential Information (as hereinafter defined) in a fiduciary capacity for the benefit of the Company, and he shall not, at any time hereafter, without the prior written consent of the Company, use or disclose to any Person, other than the Company or its designees, any such Confidential Information, except:

            (a) to the extent reasonably required for Executive to perform his functions and duties hereunder;

            (b) to the extent disclosure is required by an order, subpoena, demand or other legal process; provided that Executive promptly gives notice thereof to the Company so that the Company may oppose such disclosure or seek a protective order or other confidential treatment of such Confidential Information;

            (c) to the extent any Confidential Information becomes generally available in the public domain (other than through the disclosure of such Confidential Information by Executive in violation of the provisions of this Section or any other confidentiality obligation of Executive in favor of the Company or a Subsidiary); and

            (d) that any Confidential Information that was known to Executive prior to his initial employment by the Company may be used by or disclosed by Executive after the Termination Date.

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On the Termination Date or upon request by the Company at any time prior thereto, Executive shall deliver to the Company any manuals, records, files, lists and other documentation (regardless of form) embodying or containing Confidential Information, without retaining any copy thereof, except to the extent such Confidential Information may be retained for use or disclosure by Executive pursuant to clauses (a) through (d) of the preceding sentence.

      10. Intellectual Property. Subject to Sections 2870 and 2871 of the California Labor Code:

            (a) Any Invention conceived, developed, created or made by Executive, alone or with others, during the Term and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company.

            (b) Executive shall disclose the same promptly and completely to the Company and shall, during the Term or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing applications for and procuring such patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any Proceeding (as hereinafter defined), in other to obtain, maintain and protect the Company's right therein and thereto; provided that the Company shall bear the entire cost and expense of such assistance, including without limitation paying Executive reasonable compensation for any such assistance after the Termination Date.

      11. No Competition.

            (a) During the Term, and unless his employment terminates pursuant to Section 14 or by action of the Company other than pursuant to Section 13, for a further period of two years thereafter, Executive shall not, directly or indirectly:

                  (i) own, control, manage, operate, be employed by, serve as a consultant or advisor to, or otherwise render any service to or for, participate or invest in, or otherwise be connected with, in any manner, any Person that is engaged in the Restricted Business (as hereinafter defined); provided, however, that Executive may invest his funds in securities of a Person engaged in the Restricted Business if the securities of such Person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such Person outstanding; or

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                  (ii)  for himself or on behalf of any other Person, employ or engage any Person who at the time shall have been within the preceding 12-month period an employee of the Company or any Subsidiary or contact any supplier, customer or employee of the Company or such Subsidiary or take any other action for the purpose of soliciting or diverting any supplier, customer or employee from the Company or such Subsidiary.

            (b) Executive acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Company.

      12. Termination Upon Death or Disability. Executive's employment hereunder shall terminate immediately upon his death. In the event that Executive is unable to perform his duties hereunder by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 90 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 90th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate.

      13. Termination for Cause.

            (a) In addition to any other rights or remedies provided by law or in this Agreement, the Company may terminate Executive's employment under this Agreement if:

                  (i) Executive is convicted of, or enters a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either Executive fails to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if Executive does perfect such an appeal, his conviction of a felony offense is sustained on appeal; or

                  (ii) the Company's Board of Directors determines, after due inquiry, that Executive has:

                        (A) committed fraud against, or embezzled or misappropriated funds or other assets of, the Company or any Subsidiary;

                        (B) violated, or caused the Company or any Subsidiary, or any officer, employee or other agent thereof, or

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                              any other Person to violate, any material law,
                              regulation or ordinance, which violation has or would reasonably be expected to have a significant detrimental effect on the Company, or any material rule, regulation, policy or practice established by the Board of Directors of the Company or any Subsidiary;

                        (C) on a persistent or recurring basis, (1) failed properly to perform his duties hereunder or (2) acted in a manner detrimental to, or adverse to the interests of, the Company; or

                        (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by Executive hereunder.

            (b) The Company may effect such termination for cause by giving Executive notice to such effect, setting forth therein the Termination Date (which may be the date such notice is given, in case such termination is based on paragraph (i) or clause A of paragraph (ii) of Section 13(a), but which shall otherwise be at least 20 days after the date such notice is given) and, in reasonable detail, the factual basis for such termination, and, in such event, such termination shall be effective on the Termination Date set forth in such notice, unless Executive avoids such termination by curing or explaining to the reasonable satisfaction of the Company's Board of Directors the factual basis for termination set forth therein.

            (c) In making any determination pursuant to this Section 13(a) as to the occurrence of any act or event described in clauses (A) to (D) of paragraph
(ii) thereof (each, a "For Cause Event"), each of the following shall constitute convincing evidence of such occurrence:

                  (i) if Executive is made a party to, or target of, any Proceeding arising under or relating to any For Cause Event, Executive's failure to defend against such Proceeding or to answer any complaint filed against him therein, or to deny any claim, charge, averment, or allegation thereof asserting or based upon the occurrence of a For Cause Event;

                  (ii) any judgment, award, order, decree or other adjudication or ruling in any such Proceeding finding or based upon the occurrence of a For Cause Event (that is not reversed or vacated on appeal); or

                  (iii) any settlement or compromise of, or consent decree
                        issued in, any such Proceeding in which Executive expressly admits the occurrence of a For Cause Event;

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provided that none of the foregoing shall be dispositive or create an irrebuttable presumption of the occurrence of such For Cause Event; and provided further that the Company's Board of Directors may rely on any other factor or event as convincing evidence of the occurrence of a For Cause Event.

      14. Termination by Executive. In addition to any other rights or remedies provided by law or in this Agreement, Executive may terminate his employment hereunder if:

            (a) (i) the Company violates, or fails to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by it hereunder or, (ii) as a result of any action or failure to act by the Company, there is a material change in the nature or scope of the duties, obligations, rights or powers of Executive's employment, by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least 20 days prior to the date of termination set forth therein; provided however that the Company may avoid such termination if it, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of Executive the factual basis for termination set forth therein; or

            (b) a Change of Control (as hereinafter defined) occurs during the Term, at any time within the two-year period thereafter, by giving the Company notice to such effect, setting forth the event or circumstance constituting such Change of Control, such termination to be effective upon the date of termination, not more than 30 days after the date of such notice, set forth therein or, if no such date is set forth therein, immediately upon delivery of such notice to the Company.

The termination by Executive of his employment pursuant to this Section 14 shall not constitute or be deemed to constitute for any purpose a "voluntary resignation" of his employment.

      15. Compensation upon Termination.

            (a) Upon termination of Executive's employment hereunder, he shall be entitled to receive, in any case, any compensation or other amount due to him pursuant to Section 3 or 4 in respect of his employment prior to the Termination Date.

            (b) If Executive is discharged "for cause" pursuant to Section 13, except for the payment of any amount required to be made by Section 15(a), from and after the Termination Date, the Company shall have no further obligation to Executive hereunder, including without limitation any obligation pursuant to
Section 17.

            (c) If his employment is terminated by Executive pursuant to Section 14(a) or by the Company other than "for cause" pursuant to Section 13, he shall be entitled to receive an amount equal to the product of (i) the sum of (A) his Base Salary for the year in which such termination occurs and (B) his Bonus for the last Bonus

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Period ending before the Termination Date (annualized if such Bonus Period is other than a 12-month fiscal year of the Company), and (ii) a fraction, the numerator of which is the number of full months remaining in the balance of the Term after the Termination Date and the denominator of which is 36.

            (d) If his employment terminates pursuant to Section 14(b) and, if at the time Executive gives the Company the notice of termination referred to therein, the Company has not given to Executive a notice of termination upon his disability pursuant to Section 12 or "for cause" pursuant to Section 13, he shall be entitled to receive, upon the terms and subject to the conditions set forth in Section 16, the Parachute Amount (as hereinafter defined).

            (e) If Executive's employment hereunder terminates pursuant to
Section 12, he or his guardian, custodian or other legal representative or successor shall be entitled to continue to receive the Base Salary payable pursuant to Section 3(a)(i) in the amounts and at the times provided therein for a period of six months following the date of termination.

            (f) Except as otherwise provided in Section 15(e), any amount payable to Executive upon termination of his employment hereunder shall be paid promptly, and in any event within 30 days, after the Termination Date.

      16. Change of Control.

            (a)   For the purposes of this Section 16:

                  (i) The "Act" is the Securities Exchange Act of 1934, as amended.

                  (ii)   A "person" includes a "group" within the meaning of
                         Section 13(d)(3) of the Act.

                  (iii) "Control" is used herein as defined in Rule 12b-2 under the Act.

                  (iv) "Beneficially owns" and "acquisition" are used herein as defined in Rules 13d-3 and 13d-5, respectively, under the Act.

                  (v) "Non-Affiliated Person" means any person, other than Executive, an employee stock ownership trust of the Company (or any trustee thereof for the benefit of such trust), or any person controlled by Executive, the Company or such a trust.

                  (vi)   "Voting Securities" includes Common Stock and any other

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                         securities of the Company that ordinarily entitle the
                         holders thereof to vote, together with the holders of Common Stock or as a separate class, with respect to matters submitted to a vote of the holders of Common Stock, but securities of the Company as to which the consent of the holders thereof is required by applicable law or the terms of such securities only with respect to certain specified transactions or other matters, or the holders of which are entitled to vote only upon the occurrence of certain specified events (such as default in the payment of a mandatory dividend on preferred stock or a scheduled installment of principal or interest of any debt security), shall not be Voting Securities.

                  (vii) "Right" means any option, warrant or other right to acquire any Voting Security (other than such a right of conversion or exchange included in a Voting Security).

                  (viii) The "Code" is the Internal Revenue Code of 1986, as amended.

                  (ix) "Base amount," "present value" and "parachute payment" are used herein as defined in Section 280G of the Code.

            (b)   A "Change of Control" occurs when:

                  (i) a Non-Affiliated Person acquires control of the Company;

                  (ii) upon an acquisition of Voting Securities or Rights by a Non-Affiliated Person or any change in the number or voting power of outstanding Voting Securities, such Non-Affiliated Person beneficially owns Voting Securities or Rights entitling such person to cast a number of votes (determined in accordance with Section 16(g)) equal to or greater than 25% of the sum of (A) the number of votes that may be cast by all other holders of outstanding Voting Securities and (B) the number of votes that may be cast by such Non-Affiliated Person (determined in accordance with Section 16(g)); or

                  (iii) upon any change in the membership of the Company's Board of Directors, a majority of the directors are persons who are not nominated or appointed by the Company's Board of Directors as constituted prior to such change.

            (c) The "Parachute Amount" to which Executive shall be entitled pursuant to Section 15(d) shall equal 2.99 times Executive's base amount.

            (d) It is intended that the present value of any payments or benefits to Executive, whether hereunder or otherwise, that are includable in the computation of parachute payments shall not exceed 2.99 times the base amount. Accordingly, if Executive receives any payment or benefit from the Company prior to payment of the Parachute Amount which, when added to the Parachute Amount, would subject any of the payments or benefits to Executive to the excise tax imposed by Section 4999 of the Code, the Parachute Amount shall be reduced by the least amount necessary to avoid such tax. The Company shall have no obligation hereunder to make any payment or provide any benefit to Executive after the payment of the Parachute Amount which would subject any of such payments or benefits to the excise tax imposed by Section 4999 of the Code.

            (e) Any other provision hereof notwithstanding, Executive may, prior to his receipt of the Parachute Amount pursuant to Section 15(d), waive the payment thereof, or, after his receipt of the Parachute Amount thereunder, treat some or all of such amount as a loan from the Company which Executive shall repay to the Company within 180 days after the receipt thereof, together with interest thereon at the rate provided in Section 7872 of the Code, in either case, by giving the Company notice to such effect.

            (f) Any determination of the base amount, the Parachute Amount, any liability for excise tax under Section 4999 of the Code or other matter required to be made pursuant to this Section 18, shall be made by the Company's regularly-engaged independent certified public accountants, whose determination shall be conclusive and binding upon the Company and Executive; provided that such accountants shall give to Executive, on or before the date on which payment of the Parachute Amount or any later payment or benefit would be made, a notice setting forth in reasonable detail such determination and the basis therefor, and stating expressly that Executive is entitled to rely thereon.

            (g) The number of votes that may be cast by holders of Voting Securities or Rights upon the issuance or grant thereof shall be deemed to be the largest number of votes that may be cast by the holders of such securities or the holders of any other Voting Securities into which such Voting Securities or Rights are convertible or for which they are exchangeable or exercisable, determined as though such Voting Securities or Rights were immediately convertible, exchangeable or exercisable and without regard to any anti-dilution or other adjustments provided for therein.

      17. Other Termination Provisions.

            (a) Upon request by Executive, on the Termination Date or as soon as practicable thereafter, the Company shall assign to Executive, and Executive shall assume, the purchase agreement or lease relating to any automobile or other vehicle that the Company provides for his use on the Termination Date pursuant to
Section 4(b) (other than an automobile or other vehicle owned or leased by Executive), if and to the extent assignable under the terms and conditions thereof, and thereafter Executive shall be liable for, and the Company shall be relieved of all liability for, any amount or other obligation required to be paid or performed thereunder in respect of any period commencing after the date of assignment.

            (b) Throughout the 10-year period following the Termination Date, the Company shall indemnify Executive, and hold him harmless from, any loss, damages, liability, obligation or expense that he may suffer or incur in connection with any claim made or Proceeding commenced during such period relating to his service as a director, officer, employee or agent of the Company (or any subsidiary thereof) to the same extent and in same manner as the Company shall be obligated so to indemnify Executive immediately prior to the Termination Date; provided that, if during such 10-year period the Company adopts or assumes any indemnification policy or practice with respect to its directors, officers, employees or agents that is more favorable than that in effect on the Termination Date, Executive shall be entitled to such more favorable indemnification.

            (c) Throughout the 10-year period following the Termination Date, the Company shall maintain for the benefit of Executive directors' and officers' liability insurance (on a "claims made" basis) providing coverage at least as favorable to Executive (including with respect to limits of liability, exclusions, and deductible and retention amounts) as that in effect on the Termination Date.

      18. Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to authorize or empower either party hereto to act on behalf of, obligate or bind the other party hereto.

      19. Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

to the Company at:      22761 Pacific Coast Highway
                        Malibu, California 90265
                        Attn: President
                        Fax:  (310) 317-8527

with a copy to:         Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                        750 Lexington Avenue
                        New York, New York 10022
                        Attn: Murray L. Skala, Esq.
                        Fax:  (212) 888-7776
to Executive at:        11349 Rosecreek Drive
                        Moorpark, California 93021
                        Fax:  (805) 532-1092

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

      20. Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

      21. Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

      22. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

      23. Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any Proceeding arising out of or relating to this Agreement, waives any objection to venue in the County of New York, State of New York, or such District, and agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided by clause (a)(ii) of Section 19.

      24. Remedies. In the event of any actual or prospective breach or default under this Agreement by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages; provided that, except as provided in Section 15 and except with respect to a breach by Executive of his obligations pursuant to Sections 9, 10 and 11, no party hereto shall be liable under this Agreement for lost profits or consequential damages.

      25. Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

      26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

      27. Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect, except that this Agreement shall be assigned to, and assumed by, any Person with or into which the Company merges or consolidates, or which acquires all or substantially all of its assets, or which otherwise succeeds to and continues the Company's business substantially as an entirety. Except as otherwise expressly provided herein or required by law, Executive shall not have any power of anticipation, assignment or alienation of any payments required to be made to him hereunder, and no other Person may acquire any right or interest in any thereof by reason of any purported sale, assignment or other disposition thereof, whether voluntary or involuntary, any claim in a bankruptcy or other insolvency proceeding against Executive, or any other ruling, judgment, order, writ or decree.

      28. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any Person not a party hereto.

      29. Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

      30. Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

      31. References. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

      32. No Presumptions. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

      33. Certain Definitions. As used herein:

            (a) "Confidential Information" means all confidential or proprietary information of the Company or a Subsidiary, including without limitation information relating to Inventions (including Confidential Information required to be disclosed to the Company pursuant to Section 10), Trade Rights, plant and equipment, products, customers, suppliers, marketing and sales, personnel, and financing and tax matters.

            (b) "Invention" means any invention, design, process, system, improvement, development or discovery or any technical specifications, know-how or information or other intellectual property relating thereto.

            (c) "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

            (d) A "Proceeding " is any suit, action, arbitration, audit, investigation or other proceeding before or by any court, magistrate, arbitration panel or other tribunal, or any governmental agency, authority or instrumentality of competent jurisdiction.

            (e) "Restricted Business" means (i) designing, developing, manufacturing or otherwise producing, marketing, distributing, selling or otherwise trading or dealing in or with any Restricted Product in the Restricted Territory or (ii) acquiring (by purchase, license or otherwise), using or otherwise exploiting any Restricted Trade Right in the Restricted Territory.

            (f) "Restricted Product" means any toy, doll, game, electronic game, activity set, collectible model vehicle or other product that, on the Termination Date or at any time during the 12-month period preceding the Termination Date, (i) is or was designed, developed, manufactured or otherwise produced, marketed, distributed, sold or otherwise traded or dealt in or with by or for the Company or any Subsidiary or (ii) is or was subject to a Restricted Trade Right.

            (g) "Restricted Territory" means the United States of America.

            (h) "Restricted Trade Right" means a Trade Right that, on the Termination Date or at any time during the 12-month period preceding the Termination Date, is or was (i) owned by or licensed to the Company or (ii) owned by or licensed to a Subsidiary and used in connection with any Restricted Product.

            (i) "Subsidiary" means any Person in which the Company, directly or indirectly, owns any equity interest (including without limitation as a general partner of a partnership or a member of a limited liability company).

            (j) "Superior Officer" means any of the Company's Chairman, Chief Executive Officer, President or Chief Operating Officer.

            (k) "Trade Right" means any claim of copyright, trademark, service mark, trade name, brand name, trade dress, logo, symbol, design or other trade right.

      34. Entire Agreement. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                                    JAKKS PACIFIC, INC.

                                    By:    /s/ STEPHEN G. BERMAN
                                        ----------------------------------------
                                        Name:   Stephen G. Berman
                                        Title:  President

                                    EXECUTIVE:

                                    /s/ JOEL M. BENNETT
                                    --------------------------------------------
                                    Joel M. Bennett

                                                                       EXHIBIT A


                               JAKKS PACIFIC, INC.
                      CERTIFICATE OF STOCK OPTION AGREEMENT

                    To purchase 96,000 shares of Common Stock

                                  June __, 2000

     JAKKS Pacific, Inc., a Delaware corporation (the "Company"), hereby certifies that Joel M. Bennett has been granted an Option to purchase 96,000 shares of Common Stock, pursuant to and subject to the terms and conditions of the Company's Third Amended and Restated 1995 Stock Option Plan, as amended (the "Plan"), exercisable as follows:


1.  Date of Grant:     June __, 2000

2.  Exercise Price:    [closing sale price of Common Stock on the date of grant
                       as reported by the Nasdaq National Market]

3.  Vesting:           This Option is exercisable to the extent of the following
                       number of shares commencing on the following dates:

                       Date on or after which
                       shares can be purchase           Number of Shares
                       ----------------------           ----------------
                       June __, 2001                    14,400
                       June __, 2002                    additional 14,400
                       June __, 2003                    additional 14,000
                       June __, 2004                    additional 24,000
                       June __, 2005                    additional 28,800

4.  Termination:       This Option shall not be exercisable after 5:00 p.m.
                       Pacific Time on June __, 2006.

5.  Restrictive
    Covenants:         The Optionee, by his acceptance of this Option, makes all
                       of the acknowledgments, stipulations, covenants and agreements to be made by the Optionee pursuant to Section
                       11(h) of the Plan, all of which are incorporated herein by this reference.

6.  Method of
    Exercise of
    Option: The Optionee shall notify the Company by written notice, substantially in the form of the Option Exercise Form annexed hereto, sent by registered or certified mail, return receipt requested, addressed to its principal office, or by hand delivery to such office, attention Secretary, properly receipted, as to the number of shares of Common Stock which the Optionee desires to purchase under this Option, which written notice shall be accompanied by the Optionee's check payable to the order of the Company for the full option price of such shares of Common Stock, unless payment of the option price is to be made in accordance with, and subject to the condition of, the proviso to Section 12(b) of the Plan. As soon as practicable after the receipt of such written notice, the Company shall, at its principal office, deliver to the Optionee a certificate or certificates issued in the Optionee's name evidencing the shares of Common Stock so purchased by the Optionee hereunder.


                This Option is intended to be an "Incentive Stock Option" subject to Section 7 of the Plan and the applicable provisions of the Code. This Option is subject to substantial restrictions on transfer and will expire, under certain conditions, upon the termination of employment of the Optionee. PLEASE REFER TO THE COMPLETE PLAN, A COPY OF WHICH IS ATTACHED HERETO, TO SEE THE TERMS AND CONDITIONS THEREOF APPLICABLE TO THIS OPTION.


                                     JAKKS PACIFIC, INC.


                                     By:
                                         --------------------------------
                                         Name: Stephen G. Berman
                                         Title:  President


                                     OPTIONEE:


                                         --------------------------------
                                         Name: Joel M. Bennett

                              OPTION EXERCISE FORM



JAKKS PACIFIC, INC.
22761 Pacific Coast Highway
Malibu, California  90265


      The undersigned hereby exercises the right to purchase ________________ shares of Common Stock pursuant to and in accordance with the terms and conditions of the Option granted June __, 2000, and herewith makes payment of $ therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and, if such number of shares shall not be all of the shares subject to such Option, that a new Certificate of Stock Option Agreement of like tenor for the balance of the shares purchasable thereunder be delivered to the undersigned at the address stated below.

Dated:
         ---------------------------
Address:
         ---------------------------

         ---------------------------



                                      -----------------------------
                                      Name:  Joel M. Bennett